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                                                                     Exhibit 5.1
                                                                     -----------


                   [Letterhead of Jones, Day, Reavis & Pogue]



                                October 11, 1996

Sterling Commerce, Inc.
8080 North Central Expressway
Suite 1100
Dallas, Texas  75206

     Re:  Registration of up to 2,515,786 Shares of Common Stock,
          par value $0.01 per share, of Sterling Commerce, Inc.
          -------------------------------------------------------------

Ladies and Gentlemen:

          We are acting as counsel to Sterling Commerce, Inc., a Delaware corporation (the "Company"), in connection with the offering by certain stockholders of the Company (the "Selling Stockholders") of up to 2,515,786 shares (the "Shares") of common stock (the "Common Stock") of the Company.

          We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

          In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                 Very truly yours,

                                 /s/ Jones, Day, Reavis & Pogue

                                 Jones, Day, Reavis & Pogue